Evolus Reports First Quarter 2026 Financial Results; Company Delivers Second Consecutive Quarter of Positive Adjusted EBITDA and Reaffirms Full-Year Outlook

•Global Net Revenue of $73.1 Million for the First Quarter of 2026, Up 7% Over the Prior Year and Against the Highest Growth Quarter of 2025
•GAAP Operating Loss of $6.8 Million and Adjusted EBITDA of $0.6 Million for the First Quarter of 2026, Representing the Second Consecutive Quarter of Positive Adjusted EBITDA and a Significant Improvement from a Loss of $5.5 Million in the Prior Year Period
•Reaffirms Full-Year 2026 Net Revenue Guidance of $327 Million to $337 Million and Non-GAAP Operating Expenses of $210 Million to $216 Million; Company Continues to Expect to Achieve a Low- to Mid-Single Digit Adjusted EBITDA Margin in 2026

NEWPORT BEACH, Calif., May 4, 2026 – Evolus, Inc. (NASDAQ: EOLS), a global performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced its financial results for the first quarter ended March 31, 2026.
“We started 2026 with a second consecutive quarter of positive Adjusted EBITDA, delivering profitability1 in what is seasonally our lowest revenue quarter,” said David Moatazedi, President and Chief Executive Officer of Evolus. “This performance reflects continued strength of the business and the benefit from structural improvements we implemented in 2025. Importantly, achieving profitability1 in the first quarter further reinforces the durability of our operating model and our confidence in achieving full-year profitability1 in 2026.”

“Underlying demand across the business remains healthy and consistent with the momentum we exited 2025,” Moatazedi continued. “In the first quarter, we delivered unit growth for Jeuveau® across both U.S. and International markets, and during the second quarter of 2026 we expect to overcome some unique dynamics from the prior year, resulting in high single-digit Jeuveau® growth in the first half and supporting double-digit total revenue growth for the full year. Our performance continues to be supported by strong engagement from our existing customer base, expansion across national accounts, and ongoing growth in our international markets. At the same time, Evolysse® is building momentum and contributing to our expanding share of wallet within accounts.”

“We are continuing to advance our strategy of building a global performance beauty company supported by a differentiated and expanding portfolio,” Moatazedi concluded. “Our commercial platform continues to scale effectively, supported by strong growth in Evolus Rewards™, which now approaches 1.5 million members, along with increasing customer penetration and consistent repeat utilization. We are also progressing key milestones, including the upcoming launch in mid-May of all four injectable hyaluronic acid gels under the Estyme® brand in Europe, and we continue to anticipate U.S. approval of Evolysse® Sculpt later this year. With a more efficient cost structure and expanding operating leverage, we reiterate our full‑year guidance to deliver positive Adjusted EBITDA and double‑digit revenue growth in 2026, while continuing to invest in long‑term value creation.”

First Quarter 2026 Highlights and Recent Developments

•The company’s key performance indicators demonstrated continued momentum during the first quarter, reflecting increasing customer penetration, strong reorder behavior, and the scalability of Evolus’ digitally enabled commercial platform.
◦Total purchasing accounts increased by nearly 500 in the first quarter. Since launch, more than 18,100 customers have purchased from Evolus, with approximately 3,500 purchasing Evolysse®, driving U.S. account penetration above 60%. Customer reorder rates are approximately 71%2, reflecting strong engagement and retention.
◦Members in the Evolus Rewards™ consumer loyalty program grew by nearly 75,000 during the quarter to approach 1.5 million3, representing a total increase of 27% as compared to the first quarter of 2025.
◦Total Evolus Rewards™ redemptions for the quarter grew and reached an all-time high of over 255,0003 with existing patients receiving repeat treatments at the rate of approximately 70%, which demonstrates growing consumer adoption and utilization independent of broader market dynamics.

First Quarter 2026 Financial Results
•Total net revenues for the first quarter of 2026 were $73.1 million, a 7% increase over the first quarter of 2025. Net revenue for the first quarter of 2026 included $66.4 million of global toxin revenue and $6.7 million of revenue from injectable hyaluronic acid (HA) gels.
•Gross profit margin and adjusted gross profit margin were 66.9% and 68.0%, respectively. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses for the first quarter of 2026 were $55.7 million as compared to $55.1 million in the fourth quarter of 2025. The fourth quarter of 2025 included a $4.5 million benefit related to the revaluation of the contingent royalty obligation.
•Non-GAAP operating expenses for the first quarter of 2026 were $49.1 million, compared to $53.0 million in the fourth quarter of 2025. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation and depreciation and amortization.
•GAAP loss from operations for the first quarter of 2026 was $6.8 million, compared to GAAP loss from operations of $15.2 million in the first quarter of 2025.
•Adjusted EBITDA, which is equivalent to non-GAAP income from operations, in the first quarter of 2026 was $0.6 million, compared to a loss of $5.5 million in the first quarter of 2025, reflecting expanding operating leverage and disciplined expense management.
•As of March 31, 2026, the company had cash and cash equivalents of $49.8 million compared to $53.8 million on December 30, 2025.

Outlook - Evolus Continues to Expect:
•Total net revenues for 2026 projected to be between $327 million and $337 million, which represents 10% to 13% growth over the prior year.
•Adjusted gross profit margin for the full-year 2026 to be between 65.5% and 67.0%, reflecting an evolving revenue mix while maintaining a disciplined approach to margin optimization.
•Non-GAAP operating expenses for 2026 to be between $210 million and $216 million, representing a modest 0% to 3% growth over 2025 non-GAAP operating expenses, and reflecting meaningful operating leverage alongside continued operational efficiency.
•Evolysse® and Estyme® injectable HA gels to contribute 10% to 12% of total revenue for the full-year 2026, reflecting:
◦U.S. commercialization of Evolysse® Form and Evolysse® Smooth;
◦The anticipated commercial launch of Estyme® in Europe; and
◦The anticipated U.S. approval of Evolysse® Sculpt in the fourth quarter of 2026; however, guidance assumes no revenue contribution from the product.
•Achieve a low- to mid-single digit Adjusted EBITDA margin in 2026.
•To maintain a strong capital position, supported by $49.8 million of cash and cash equivalents as of March 31, 2026 and approximately $120 million of additional capacity, providing sufficient resources to execute the Company’s strategy and invest in growth.

•2028 long-term financial outlook reflecting total net revenue between $450 million and $500 million, representing a three-year CAGR of 15% to 19%, and Adjusted EBITDA margins of 13% to 15% for 2028, which reflects:
◦Current market conditions and a more conservative near-term growth environment;
◦Strengthened market share, driven by continued outperformance, portfolio expansion, and commercial execution; and
◦International business performance remaining on track, supported by continued execution across existing markets and the anticipated commercial launch of Estyme® in Europe.

The Company Noted:

•In April the White House announced a 15% tariff on patented pharmaceuticals from South Korea. Absent an exception, this tariff would apply to Jeuveau® beginning September 29, 2026. Given the three-year shelf life of Jeuveau®, combined with its manufacturing partner’s ability to produce significant quantities, the Company believes it has meaningful flexibility to mitigate the near to medium term impact of the announced tariff. Certain elements of the tariff may not ultimately apply to Evolus, and the Company is actively evaluating mitigation strategies to minimize medium to long-term potential financial or operational impact.
•Evolysse®, which is classified as a medical device and imported from France, is currently subject to a 10% tariff.
•Beginning in fiscal year 2026, the Company has transitioned its primary profitability metric from Non-GAAP Operating Income (Loss) to Adjusted EBITDA. This change is intended to improve comparability to industry peers, and will not impact reported results, as the reconciling items are consistent between both metrics.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13759697. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.
Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse®, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 “Profitability” is not a measure presented in accordance with GAAP. Within this press release, “profitability” for 2025 and prior is defined as achieving positive Adjusted EBITDA. See “Use of Non-GAAP Financial Measures” below for more information on the company’s use and definitions of non-GAAP measures.

2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through March 31, 2026.

3 Represents cumulative statistics from the launch of Evolus Rewards™ in May 2020 through March 31, 2026.

Use of Non-GAAP Financial Measures

Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues.
Non-GAAP operating expenses excludes (i) revaluation of the contingent royalty obligations, (ii) stock-based compensation expense and (iii) depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income tax expense, revaluation of the contingent royalty obligations, stock-based compensation expense, depreciation and amortization, and other income (expense), net. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total net revenues.

Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset.

Management believes that non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations.

Management also believes that non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin will enable investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies.

The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating income margin, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and may differ from other companies reporting similarly named measures.

Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical (i) adjusted gross profit, (ii) adjusted gross profit margin, (iii) non-GAAP operating expenses, and (iv) Adjusted EBITDA and Adjusted EBITDA margin presented herein to (i) gross profit, (ii) gross profit margin, (iii) GAAP operating expenses and (iv) GAAP Net Loss, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin” in the financial schedules below.

In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses and Adjusted EBITDA for the full-year 2026 and Adjusted EBITDA margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, Adjusted EBITDA, or Adjusted EBITDA margin because a reconciliation of such measures to forward-looking GAAP operating expenses and GAAP net income (loss), respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches and approvals; the impacts of tariffs and the company’s ability to mitigate such impacts; the company’s business strategies and capital resources; the company’s financial outlook for 2026 and beyond, including the assumptions set forth therein; and the company’s expectations and timing for achieving continued profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, our reliance on consumer discretionary spending, unfavorable global economic conditions including trade disputes, tariffs and regulatory actions on imports, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse® Hyaluronic Acid (HA) gels in the U.S. and Estyme® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse® HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for quarter ended March 31, 2026 filed with the Securities and Exchange Commission on or about May 4, 2026. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, and Evolysse® are registered trademarks of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

Jeuveau® (known as Nuceiva® outside the United States) and Evolysse® (known as Estyme® outside the United States) are referred to throughout this press release by their U.S. trade names for convenience.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications

Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue, net	$72,747	$68,074
Service revenue	390	448
Total net revenues	73,137	68,522
Cost of goods sold	24,240	21,867
Gross profit	48,897	46,655
Operating expenses:
Selling, general and administrative	51,981	56,640
Research and development	2,240	2,212
Revaluation of contingent royalty obligation payable to Evolus Founders	(14)	2,151
Depreciation and amortization	1,538	824
Total operating expenses	55,745	61,827
Loss from operations	(6,848)	(15,172)
Other income (expense):
Interest income	285	710
Interest expense	(3,975)	(4,415)
Other income (expense), net	120	57
Loss before income taxes	(10,418)	(18,820)
Income tax expense	(256)	(72)
Net loss	$(10,674)	$(18,892)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	(122)	66
Comprehensive loss	$(10,796)	$(18,826)
Net loss per share, basic and diluted	$(0.16)	$(0.30)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	65,187	63,697

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$49,792	$53,826
Accounts receivable, net	52,219	54,697
Inventories	24,796	26,963
Prepaid expenses and other current assets	12,117	7,431
Total current assets	138,924	142,917
Noncurrent assets	81,722	82,951
Total assets	$220,646	$225,868
Accounts payable and accrued expenses	$51,408	$58,951
Other current liabilities	16,616	16,354
Total current liabilities	68,024	75,305
Long-term debt	156,414	146,096
Other noncurrent liabilities	24,989	27,573
Total liabilities	$249,427	$248,974
Total stockholders’ equity (deficit)	$(28,781)	$(23,106)

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash (used in) provided by:
Operating activities	$(9,952)	$(15,632)
Investing activities	(1,691)	(1,861)
Financing activities	7,619	(1,631)
Effect of exchange rates on cash and cash equivalents	(10)	66
Change in cash and cash equivalents	(4,034)	(19,058)
Cash and cash equivalents, beginning of period	53,826	86,952
Cash and cash equivalents, end of period	$49,792	$67,894

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Total net revenues	$73,137	$68,522
Cost of goods sold	24,240	21,867
Gross profit	48,897	46,655
Gross profit margin	66.9%	68.1%
Add: Amortization of distribution right intangible asset	808	739
Adjusted gross profit	$49,705	$47,394
Adjusted gross profit margin	68.0%	69.2%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
GAAP operating expense	$55,745	$61,827	$55,071
Adjustments:
Revaluation of contingent royalty obligation	(14)	2,151	(4,511)
Stock-based compensation:
Included in selling, general and administrative	4,750	5,749	4,787
Included in research and development	366	179	360
Depreciation and amortization	1,538	824	1,446
Non-GAAP operating expense	$49,105	$52,924	$52,989

Evolus, Inc.
Reconciliation of GAAP Net Loss to
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
GAAP net loss	$(10,674)	$(18,892)
Adjustments:
Income tax expense	256	72
Interest income and expense	3,690	3,705
Depreciation and amortization	1,538	824
Amortization of distribution right intangible assets	808	739
Revaluation of contingent royalty obligation	(14)	2,151
Stock-based compensation:
Included in selling, general and administrative	4,750	5,749
Included in research and development	366	179
Other income (expense), net	(120)	(57)
Adjusted EBITDA	$600	$(5,530)
Adjusted EBITDA margin	0.8%	(8.1)%